     As filed with the Securities and Exchange Commission on May 25, 2001.

                                                       Registration No. 333-


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           PENN NATIONAL GAMING, INC.
--------------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

         Pennsylvania                                           23-2234473
--------------------------------------------------------------------------------
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                              Identification No.)


       825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


     Amended And Restated Penn National Gaming, Inc. 1994 Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                               Robert S. Ippolito
                           Penn National Gaming, Inc.
                       825 Berkshire Boulevard, Suite 200
                          Wyomissing, Pennsylvania 19610
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (215) 373-2400
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                        Albert S. Dandridge, III, Esquire
                       Schnader Harrison Segal & Lewis LLP
                                   Suite 3600
                               1600 Market Street
                        Philadelphia, Pennsylvania 19103
                            Telephone: (215) 751-2178

---------------------------------------------------------------------------------------------------------

                                    CALCULATION OF REGISTRATION FEE

=========================================================================================================

     Title of
    Securities              Amount to         Proposed Maximum       Proposed Maximum        Amount of
      to be                     be             Offering Price       Aggregate Offering      Registration
    Registered            Registered (1)         per Share (2)           Price (2)            Fee (2)
    ----------            --------------        --------------          ----------            -------
Common Stock, par            1,710,000              $20.89              $35,721,900           $8,930.47
value $.01 per share          shares

---------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers shares of Common Stock of the Registrant, which may be offered or sold pursuant to the Amended And Restated Penn National Gaming, Inc. 1994 Stock Option Plan (the "Plan"). The contents of an earlier Registration Statement on Form S-8 covering 430,000 shares of Common Stock which may be offered and sold pursuant to the Plan, Registration No. 33-98642, is hereby incorporated by this reference in this Registration Statement. This Registration Statement also relates to such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated upon the basis of the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 21, 2001, which was $20.89 per share, solely for purposes of calculating the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission by Penn National Gaming, Inc. (the "Company") are incorporated herein by reference:

     The contents of an earlier Registration Statement on Form S-8 covering 430,000 shares of Common Stock which may be offered and sold pursuant to the Plan, Registration No. 33-98642, is hereby incorporated by this reference in this Registration Statement.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of each such document.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares registered herein will be passed upon for the Company by Schnader Harrison Segal & Lewis, LLP, Philadelphia, Pennsylvania. Harold Cramer, a Retired Partner to such law firm, is a director of the Company and is deemed the beneficial owner of 4,485,808 shares of the Common Stock as a result of his position as a trustee of the Carlino Family Trust and 182,578 shares owned by a marital trust for the benefit of Peter D. Carlino and by a residuary trust for the benefit of Peter D. Carlino's children as to both of which Mr. Cramer has shared investment power and shared voting power.

ITEM 8. EXHIBITS.

     The following is a list of exhibits filed as part of this Registration Statement.

     5.1   Opinion and consent of Schnader Harrison Segal & Lewis LLP.

     23.1  Consent of BDO Seidman, LLP.

     23.2 Consent of Schnader Harrison Segal & Lewis LLP (included in Exhibit 5.1).

     24.1 Powers of Attorney of directors and officers of the Registrant (see page II-2 of this Registration Statement).

                                POWER OF ATTORNEY

     The Registrant and each person whose signature appears below hereby designates and appoints Peter M. Carlino and Robert S. Ippolito and each of them, as its or his attorneys-in-fact (the "Attorneys-in Fact") with full power to act alone, and to execute in the name and on behalf of the Registrant and each such person, individually in each capacity as stated below, one or more amendments (including an post-effective amendments) to this Registration Statement on Form S-8 as any Attorney-in-Fact deems appropriate, and to file each such amendment to this Registration Statement on Form S-8 together with all exhibits thereto and any and all documents in connection therewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania on May 23, 2001.

                                          PENN NATIONAL GAMING, INC.


                                          By: /s/ Peter M. Carlino
                                              -----------------------
                                               Peter M. Carlino
                                               Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                      Title                                 Date
---------                      -----                                 ----


/s/ Peter M. Carlino           Chairman of the Board                 May 23, 2001
-------------------------      And Director
Peter M. Carlino


/s/ William J. Bork            Director and President                May 23, 2001
-------------------------
William J. Bork


/s/ Robert S. Ippolito         Secretary, Treasurer and              May 23, 2001
-------------------------      Chief Financial Officer (Principal
Robert S. Ippolito             Financial Officer)


/s/ Harold Cramer              Director                              May 23, 2001
-------------------------
Harold Cramer


/s/ David A. Handler           Director                              May 23, 2001
-------------------------
David A. Handler


/s/ Robert P. Levy             Director                              May 23, 2001
-------------------------
Robert P. Levy


/s/ John M. Jacquemin          Director                              May 23, 2001
-------------------------
John M. Jacquemin

                                  EXHIBIT INDEX


Exhibit
Number      Description
------      -----------

5.1         Opinion and consent of Schnader Harrison Segal & Lewis LLP.

23.1        Consent of BDO Seidman, LLP.

23.2        Consent of Schnader Harrison Segal & Lewis LLP (included in
            Exhibit 5.1).

24.1 Powers of Attorney of directors and officers of the Registrant (see page II-2 of this Registration Statement).